UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

URANERZ ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-32974 (Commission File Number)	98-0365605 (IRS Employer Identification No.)

SUITE 1410 – 800 WEST PENDER STREET,

VANCOUVER, BRITISH COLUMBIA, CANADA V6C 2V6

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (604) 689-1659

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

Results of Annual General Meeting of Shareholders

On June 11, 2008, Uranerz Energy Corporation held its annual general meeting of shareholders at the C’mon Inn, 301 East Lathrop Road, Evansville, Wyoming  82636, at 10:30 a.m. local time. Shareholders representing 33,494,621 shares or 60.7% of the shares authorized to vote (55,221487) were present in person or by proxy, representing a quorum for the purposes of the annual meeting. The shareholders approved the following:

Proposal #1 – Election of Directors

The election of the Nominees to the Company’s Board to serve until the Company’s 2008 Annual Meeting of Shareholders or until successors are duly elected and qualified:

Voted For	Withheld
Glenn Catchpole	33,204,411	290,210
George Hartman	32,880,276	288,545
Dennis Higgs	33,228,181	266,440
Paul Saxton	33,226,916	267,705
Gerhard Kirchner	33,263,131	281,490
Peter Bell	33,206,076	614,345
Arnold J. Dyck	33,209,991	284,630
Richard Holmes	32,895,671	598,950
Proposal #2 To ratify the Company’s Amended Articles of Incorporation	For	Against	Abstain
32,823,427	607,723	73,470
Proposal #3 To ratify the Company’s Amended 2005 Nonqualified Stock Option Plan	For	Against	Abstain
33,916,983	422,257	28,552
Proposal #5 To ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2008 fiscal year	For	Against	Abstain
33,322,161	65,213	107,248

Proxies were solicited under the proxy statement filed with the Securities and Exchange Commission on May 12, 2008. Each nominee for director was elected, and the shareholders approved each proposal.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANERZ ENERGY CORPORATION (Registrant)

Dated: June 17, 2008	By: /s/ Sonya Reiss Sonya Reiss Corporate Secretary